UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008
Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-27836	65-0643773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
(Address of principal executive offices) (Zip Code)
(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: +972-4-988-9488
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On September 17, 2008, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that Dr. David Aviezer, the Company’s President and Chief Executive Officer, will present at the UBS Global Life Sciences Conference on Wednesday, September 24, 2008 at 1:30 PM, ET. The conference is being held at the Grand Hyatt Hotel in New York City. A copy of the press release is furnished as Exhibit 99.1.
An audio webcast of the corporate presentation will be available on the Company’s website at www.protalix.com under the events calendar section.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 8.01. Other Events
On September 22, 2008, the Company issued a press release announcing that it has enrolled more than 75% of the patients required for the Company’s on-going phase III clinical trial of its lead product candidate, prGCD, a proprietary plant cell expressed recombinant form of human Glucocerebrosidase (GCD) for the treatment of Gaucher disease, and that the Company anticipates completion of enrollment in the clinical trial during the second half of 2008. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated September 17, 2008.

99.2	Press release dated September 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: September 22, 2008	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer

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